Exhibit 21.1

LIST OF FORTUNE BRANDS HOME & SECURITY, INC. SUBSIDIARIES

The following is a list of entities expected to be subsidiaries of Fortune Brands Home & Security, Inc. upon the effectiveness of the Distribution, along with each entity’s place of incorporation or organization.

Name of Company	Jurisdiction
ALC Holding Company	Delaware
American Lock Company	Delaware
Bulrad Illinois, Inc.	Illinois
Creative Specialties Company, Limited	Hong Kong
Fortune Brands Finance Canada Ltd.	Ontario, Canada
Fortune Brands (Guangzhou) Trading Co.	China
Fortune Brands International Corporation	Delaware
Fortune Brands Storage & Security LLC	Delaware
Fypon LLC	Delaware
KC/MBC Holdings Co.	Delaware
KCMB Nova Scotia Corp.	Nova Scotia, Canada
KC Manitoba Ltd.	Canada
Kitchen Craft of Canada	Canada
MasterBrand Cabinets de Mexico S. de R.L. de C.V.	Mexico
MasterBrand Cabinets, Inc.	Delaware
MasterBrand Industries Foreign Sales Corp.	Barbados
Master Hardware & Manufacturing Company	Wisconsin
Master Lock Canada, Inc./Serrures Master Lock Canada, Inc.	Canada
Master Lock Company LLC	Delaware
Master Lock Europe, S.A.S.*	France
Master Lock Mexicana, S.A. de C.V.*	Mexico
Master Lock de Nogales, S.A. de C.V.*	Mexico
Master Lock Shanghai Co., Ltd.	China
MBC IP Company	Delaware
MI Service Company	Delaware
Moen Centroamerica, S.A.	Guatemala
Moen China, Limited	Hong Kong
Moen de Mexico, S.A. de C.V.*	Mexico
Moen Guangzhou Faucet Co., Ltd.*	China
Moen, Inc.	Ontario, Canada
Moen Incorporated	Delaware
Moen India Private Limited	India
Moen International, Inc.	Connecticut
Moen (Mauritius) International Holding Company Ltd.	Mauritius
Moen of Pennsylvania, Inc.	Delaware
Moen (Shanghai) Kitchen & Bath Products Co., Ltd.	China
Moen Sonora S.A. de C.V.*	Mexico
New Home Technologies, LLC*	Texas
NHB Industries Limited	Canada
Omega IP Company	Delaware
Panther Transport, Inc.	Iowa
Puertas y Vidrios de Matamoros, S.A. de C.V.	Mexico
SBR Chemical Industry (Yantai) Co., Ltd.	China
Sentinel Doors Ltd.	England
Simex, Inc.	West Virginia
Simonton Building Products, Inc.	West Virginia
Simonton Holdings, Inc.	Delaware
Simonton Industries, Inc.	California
Simonton Windows, Inc.	West Virginia

Name of Company	Jurisdiction
Therma-Tru Corp.	Ohio
Therma-Tru Ltd.	England
Therma-Tru (UK) Limited	England
Waterloo de Nogales, S.A. de C.V.	Mexico
Waterloo Industries, Inc.	Delaware
Waterloo Servicios, S.A. de C.V.	Mexico
Winwood Insurance Company, Ltd.	Bermuda
1700 Insurance Company Ltd.	Bermuda

*	not wholly owned